Ex. 4.05                                                          CONFORMED COPY


                    FOURTH AMENDMENT dated as of December 16, 1998 (this
               "Amendment"), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware
                ---------
               corporation (the "Borrower"), the undersigned financial
                                 --------
               institutions party to the Credit Agreement referred to below (the "Lenders"), and THE CHASE MANHATTAN BANK, as agent for the
                -------
               Lenders (in such capacity, the "Agent").
                                               -----

          A. Reference is made to the Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997, as amended (the "Credit Agreement") among the Borrower, the Lenders and the Agent. Capitalized
 ----------------
terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Section 6.13.  Section 6.13 of the Credit
                      --------------------------
Agreement is hereby replaced in its entirety with the following:

          SECTION 6.13.  Minimum Consolidated Net Worth.  In the case of the
                         -------------------------------
          Borrower, permit the Consolidated Net Worth at any time to be less than the sum of (x) $40,000,000, (y) 50% of the Borrower's Consolidated Net Income accrued during the period (treated as one accounting period) commencing on October 1, 1998 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative) and (z) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof.

          SECTION 2.  Amendment to Section 6.14.  Section 6.14 of the Credit
                      --------------------------
Agreement is hereby replaced in its entirety with the following:
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                                                                               2



          SECTION 6.14.  Consolidated Leverage Ratio.  In the case of the
                         ----------------------------
          Borrower, permit the Consolidated Leverage Ratio as of the last day of and for any period of four fiscal quarters ending during the period from and including (a) December 16, 1998 through December 30, 1999,
          3.50 to 1.00, (b) December 31, 1999 through December 30, 2000, 3.25 to
          1.00 and (c) December 31, 2000 through the Maturity Date, 3.00. The Consolidated Leverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

          SECTION 3.  Representations, Warranties and Agreements.  The Borrower
                      -------------------------------------------
hereby represents and warrants to and agrees with each Lender and the Agent that:

          (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment.

          (c) The execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all requisite action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other agreement or instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

          (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and
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                                                                               3

     the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and
     (ii) general principals of equity.

          (e) As of the Amendment Effective Date, no Event of Default or Default has occurred and is continuing.

          SECTION 4.  Conditions to Effectiveness.  This Amendment shall become
                      ----------------------------
effective on the date of the satisfaction in full of the following conditions precedent (the "Amendment Effective Date"):
                ------------------------

          (a) The Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Required Lenders.

          (b) All legal matters incident to this Amendment shall be satisfactory to the Required Lenders, the Agent and Cravath, Swaine & Moore, counsel for the Agent.

          (d) The Agent shall have received such other documents, instruments and certificates as it or its counsel shall reasonably request.

          SECTION 5.  Credit Agreement.  Except as specifically stated herein,
                      -----------------
the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Loan Agreement as modified hereby.

          SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                      ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7.  Counterparts.  This Amendment may be executed in any
                      -------------
number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
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                                                                               4

          SECTION 8.  Expenses.  The Borrower agrees to reimburse the Agent for
                      ---------
its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                        CHOICE HOTELS INTERNATIONAL, INC.

                                          by
                                             /s / Michael J. DeSantis
                                             ---------------------------
                                             Name:  Michael J. DeSantis
                                             Title: Senior Vice President


                                        THE CHASE MANHATTAN BANK,
                                        individually and as Issuing Bank
                                        and Agent

                                          by
                                             /s/ Carol A. Ulmer
                                             ---------------------------
                                             Name:  Carol A. Ulmer
                                             Title: Vice President


                                        BANK OF TOKYO - MITSUBISHI TRUST
                                        COMPANY

                                          by
                                            ____________________________
                                            Name:
                                            Title:

                                        CRESTAR BANK

                                          by
                                            /s/ Diane E. Bauman
                                            ----------------------------
                                            Name:  Diane E. Bauman
                                            Title: Vice President
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                                                                               5

                                        THE DAI-ICHI KANGYO BANK, LTD.

                                          by
                                            /s/ Bertram H. Tang
                                            -----------------------------
                                            Name:  Bertram H. Tang
                                            Title: Vice President & Group
                                                   Leader


                                        FIRST NATIONAL BANK OF MARYLAND

                                          by
                                            /s/ Michael B. Stueck
                                            -----------------------------
                                            Name:  Michael B. Stueck
                                            Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                          by
                                            /s/ Barbara K. Angel
                                            -----------------------------
                                            Name:  Barbara K. Angel
                                            Title: Vice President


                                        THE FUJI BANK, LIMITED

                                          by
                                            _____________________________
                                            Name:
                                            Title:


                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, NEW YORK BRANCH

                                          by
                                            /s/ William Kennedy
                                            -----------------------------
                                            Name:  William Kennedy
                                            Title: Vice President


                                        THE LONG TERM CREDIT BANK OF JAPAN,
                                        LTD., NEW YORK BRANCH

                                          by
                                            _____________________________
                                            Name:
                                            Title:
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                                                                               6

                                        MELLON BANK, N.A.

                                          by
                                            /s/ G. B. Mateer
                                            ------------------------------
                                            Name: G. B. Mateer
                                            Title:  Vice President


                                        NATIONSBANK, N.A.

                                          by
                                            /s/ Michael R. Heredia
                                            ------------------------------
                                            Name:  Michael R. Heredia
                                            Title: Senior Vice President


                                        THE SANWA BANK, LIMITED,
                                        NEW YORK BRANCH

                                          by
                                            ______________________________
                                            Name:
                                            Title:


                                        SUMMIT BANK

                                          by
                                            /s/ Carter Evans
                                            ------------------------------
                                            Name:  Carter Evans
                                            Title: Vice President


                                        THE TOYO TRUST & BANKING COMPANY,
                                        LTD., NEW YORK BRANCH

                                          by
                                            /s/ Kazuhiko Yamauchi
                                            ------------------------------
                                            Name:  Kazuhiko Yamauchi
                                            Title: Vice President

                                          by
                                            /s/ Howard Tulley Mott
                                            ------------------------------
                                            Name:  Howard Tulley Mott
                                            Title: Vice President